Exhibit 99.1

Information Relating to Part II.

Item 14. - Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of shares of common stock of Party City Holdco Inc., registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-213492) filed on September 30, 2016, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee and FINRA fee.

Securities and Exchange Commission registration fee	$154,627
FINRA filing fee	225,500
Printing and engraving expenses	10,000
Legal fees and expenses	150,000
Accounting fees and expenses	65,000
Transfer Agent and Registrar fees	10,000
Miscellaneous	35,373

Total	$650,000